TRANSLATED FROM FRENCH
                                        FOR INFORMATION ONLY





                       22 January 1995

                  Mr. JEAN-PIERRE FELDBLUM

                     CONAIR CORPORATION




                  STOCK PURCHASE AGREEMENT



                PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                            PARIS
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                                                           Page 1

FINAL/22.01.95
c:\AN06\PJ\C009.CON







THIS AGREEMENT is made on 22 January 1995



BETWEEN



(1)  MR. JEAN-PIERRE FELDBLUM, residing at 11 bis rue Alb<e'>ric Magnard,

75116, Paris (the VENDOR)



(2)  CONAIR,  a  Delaware  corporation  whose registered office is at 150

Milford  Road,  East  Winsdor,  New  Jersey, United  States  of  America,

represented  by  Mr. Leandro P. Rizzuto,  Chairman  and  President,  duly empowered (the PURCHASER)





WHEREAS



(A)  The Vendor holds  9,287  shares,  representing  41.66%  of the share capital  of  Babyliss SA, a SOCI<e'>T<e'> ANONYME with a capital  of  FRF

2,229,000, whose  registered  office  is  at  29,  rue  de Bagneux, 92120

Montrouge and which is registered at the Company and Commercial  Registry of  Nanterre  under  number  B 612 021 923 and which is more particularly described in Schedule A (the HOLDING COMPANY).



(B)  The Holding Company has subsidiaries  in  England, Belgium, Holland,

Spain and Germany;  these subsidiaries are more particularly described in

Schedule A (the SUBSIDIARIES).



(C)  The  Vendor  has agreed to sell to the Purchaser  the  9,287  shares mentioned above for  the consideration and upon the terms set out in this

Agreement.

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                                                           Page 2


IT IS AGREED AS FOLLOWS:



DEFINITIONS



1.1  In  this  Agreement,   the  following  expressions  shall  have  the

following meanings:



ACCOUNTING PRINCIPLES means,  in  respect of each Company, the accounting principles  generally  accepted  in  the  jurisdiction  of  the  relevant country, as applied on a constant basis  by  such Company and, as regards

the  consolidated  accounts  of  the  Holding  Company,   the  accounting

principles  generally accepted in France for consolidation  purposes,  as applied on a constant basis by such Holding Company;



1993 ACCOUNTS means the balance sheet and the profit and loss account and schedules of  the Companies at 31 December 1993, as appearing in Schedule

E;



BALANCE means the  part of the price to be temporarily held in escrow, as mentioned in article 4.3 (b);



CLAIM means any claim  against  the Vendor under the Warranties, pursuant to article 9;



COMPANIES means the Holding Company  and  the  Subsidiaries,  and COMPANY

means any one of them;



COMPLETION means completion of the sale and purchase of the Shares  under this Agreement;



COMPLETION  DATE  means  18  February 1995 or any other date which may be agreed in writing for Completion;

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                                                           Page 3


1993 CONSOLIDATED ACCOUNTS means  the  consolidated  balance  sheet,  the consolidated profit and loss account and schedules of the Holding Company at 31 December 1993, as appearing in Schedule E;



DEPOSIT has the meaning given to it in article 2.4;



ESCROW means Lazards Fr<e`>res et Cie, 121 boulevard Haussmann, Paris;



ESCROW  AGREEMENT  means  the agreement made this day between the Escrow,

the Purchaser and the Vendor, as mentioned in articles 2.4 and 3.4;



HOLDING COMPANY means Babyliss  SA,  as  more  particularly  described in

Schedule A, Part I;



INTELLECTUAL  PROPERTY RIGHTS means patents, trade marks, service  marks,

trade names and  signs,  design  rights,  copyrights (including rights in computer software), rights in know-how and  other  intellectual  property rights,  in  each  case whether registered or unregistered, and including applications for the grant of any of such rights, and all rights or forms of protection having equivalent or similar effect anywhere in the world;



PROPERTY means the real  property  of  the  Holding  Company held under a

CR<e'>DIT-BAIL  (finance lease), particulars of which are  set  forth  in

Appendix 12 (of Schedule C);



PURCHASE PRICE means  the  price  payable  by the Purchaser to the Vendor under article 2.2, subject to possible adjustment under article 3;



REFERENCE CONSOLIDATED NET INCOME is defined in Schedule B;

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                                                           Page 4



SECURITY INTEREST means any security interest  of  any  nature whatsoever including  any  mortgage,  lien,  pledge, preferential ranking  or  other encumbrance burdening the assets of the Companies;



SHARES means all of the 9,287 shares  issued  by the Holding Company, and which are held by the Vendor or by the directors of the Holding Company;



SUBSIDIARIES  means  the  companies  which are more  fully  described  in

Schedule A, Part II;



VENDOR'S GUARANTEES means the guarantees,  assurances, comfort letters or other commitments made by the Vendor concerning  the  obligations  of the

Companies, as set forth in Schedule D;



WARRANTED  SHARES  means  the  Shares  as  well  as  the  shares  in  the

Subsidiaries held by the Holding Company, as set forth in Schedule A;



WARRANTIES means the representations and warranties set forth in Schedule C.



1.2  In this Agreement:



(a)  the  headings are inserted for convenience only and shall not affect the meaning of this Agreement;  and



(b)  any reference  to a document IN THE AGREED FORM means the version of the document as  agreed  between the parties, duly initialed for the purpose of identification.



SALE AND PURCHASE OF THE SHARES AND PRICE



2.1  On the Completion Date, the Purchaser shall purchase, and the Vendor

shall  sell,  the  Shares  free  of   all  security

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                                                           Page 5


interests,  options, D<e'>MEMBREMENT (life interest, usufruct,  remainder)

or any other third party rights.



2.2  Subject  to  the price adjustment under article 3 below,  the  total price payable by the  Purchaser to the Vendor for the Shares shall be the sum of FRF 74,154,800.



2.3  The Purchaser confirms  that  it  currently  has at its disposal the necessary  funds  and  a firm commitment from a BANQUE  DE  PREMIER  PLAN

(major bank) enabling it  to pay in cash on the Completion Date the total price set out above.  The Purchaser  has  delivered to the Vendor in this regard an attestation concerning this financing commitment.



2.4  A  deposit  which is deductible from the  Purchase  Price  shall  be delivered to the Escrow on the date hereof by banker's draft in an amount of FRF 3,745,190,  to be held by the Escrow under the terms of the Escrow

Agreement (the DEPOSIT).   On  the  Completion  Date this amount shall be

supplemented by an amount of FRF 3,745,190, which  is deductible from the

Purchase  Price,  to  be  delivered  to  the Escrow by the  Purchaser  by banker's draft (the SUPPLEMENT).  Any amounts  finally  due by the Vendor on account of the Warranties shall be deducted from the Deposit  and from the  Supplement  and  repaid by the Escrow to the Purchaser in accordance

with the Escrow Agreement.   The  Escrow  Agreement further provides that

the Deposit and the Supplement (remaining after  deduction  of  any  sums which  may  be  due  by the Vendor) shall be released up to fifty percent

(50%) by the Escrow and  delivered to the Vendor on 31 December 1995, and the balance of the Deposit  and  of  the  Supplement  at 31 December 1996

shall be released by the Escrow and delivered to the Vendor on that date.

It is stipulated that if, for reasons attributable to the  Purchaser, the

Completion  does  not  occur  on  the  Completion Date, the Vendor  shall nevertheless be finally entitled to the  Deposit  as a lump sum indemnity for  immobilization,  unless  the Purchaser should demonstrate  that

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                                                           Page 6


the DIRECTION DU TR<e'>SOR (Treasury  Department)  notified  Purchaser of its opposition  to the present sale and purchase in light of the  regulations relating  to foreign  investments  in  France,  and  notwithstanding  the content of article 5.4 below.



ADJUSTMENT TO THE PURCHASE PRICE



ADJUSTMENT PRINCIPLE



3.1  It is agreed that the Purchase Price shall be adjusted as follows in function  of  the  Reference  Consolidation  1994  Net  Income,  as  this expression is defined in Schedule B.



    AMOUNT OF REFERENCE             ADJUSTED PURCHASE PRICE
  CONSOLIDATED NET INCOME
         (IN FRANCS)                      (IN FRANCS)
  ________________________          _______________________

  17,100,000 or more                74,154,800

  between 17,100,000 and            between 74,154,800 and
  15,500,000                        65,822,800 (prorata)

  15,500,000 or less                65,822,800



3.2  In accordance  with  the above chart, the Purchase Price as adjusted cannot in any event be less  than  FRF 65,822,800 nor be greater than FRF

74,154,800.



3.3  The  adjustment, if any, shall be  deducted  from  the  Balance  and immediately  repaid  as a price reduction to the Purchaser, in accordance with the terms of the Escrow Agreement.

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                                                           Page 7



ADJUSTMENT PROCEDURE



3.4  The Vendor shall  have  the  Holding  Company establish consolidated

accounts for the financial year ended 31 December  1994.   These accounts

shall  be  established  in accordance with the Accounting Principles  and must  be unconditionally certified  by  the  statutory  auditors  of  the

Holding Company (hereafter the 1994 CONSOLIDATED ACCOUNTS).



3.5  As  soon  as  the  1994  Consolidated  Accounts are available to the

Vendor,  he  shall  deliver  them to the Purchaser  along  with  (i)  the certificates of the statutory  auditors provided for at article 3.4 above and  (ii)  a statement indicating  the  final  amount  of  the  price  as determined under  articles  3.1  to  3.2 above.  All of the above must be sent at the latest by 31 March 1995.



3.6  The Purchaser shall have 30 days  in  which  to notify the Vendor of any modification which must be made to the 1994 Consolidated  Accounts or to the statement mentioned in article 3.5 (ii) above.  The absence of any response from the Purchaser within this time shall be deemed his accord.



3.7  The  parties  undertake  to assure that their respective accountants cooperate  in  order  to reach an  agreement  on  the  1994  Consolidated

Accounts (as established  pursuant  to  article  3.4 above) and the final

Purchase Price.  As from the notice mentioned in article  3.6  above, the parties undertake to meet as soon as a dispute shall have been identified in order to reach such agreement.



3.8  If the parties do not reach an agreement within 5 days after  having met  pursuant  to article 3.7 above, the 1994 Consolidated Accounts shall be finally prepared  by  an international auditing firm chosen jointly by the parties and the conclusions of this firm shall be finally binding on the

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                                                           Page 8


parties.  If the parties cannot  agree  on  the  appointment  of  the auditing  firm, one can be designated by the President of the TRIBUNAL DE

COMMERCE (Commercial  Court)  of  Paris deciding upon the petition of the most diligent party.  In any event,  the accountant must be designated at the latest by 31 May 1995, and must have  rendered his conclusions at the latest by 30 June 1995.  In his conclusions  the accountant must indicate the  final amount of the Purchase Price, determined  in  accordance  with articles 3.1 and 3.2 above.  The expenses and fees incurred in connection with the  appointment  and  mission  of  the  accountant shall be equally divided between the Vendor and the Purchaser.



COMPLETION DATE



4.1  The sale and purchase of the Shares shall  occur  on  the Completion

Date, subject to the condition precedent set out in article 5 below which must be satisfied by that date.



4.2  On  the  Completion  Date, the Vendor shall deliver or cause  to  be delivered to the Purchaser:



(a)  executed ORDRES DE MOUVEMENT (share transfer forms) into the name of the Purchaser in respect of the Shares;



(b)  the share transfer register  and  shareholder  accounts,  all minute books  and  other statutory books (which shall be up-to-date  except for the Completion transactions) of the Holding Company;



(c)  a letter of resignation in the agreed form executed by the directors of the Holding Company required to resign by the Purchaser;



(d)  minutes of a  meeting  of  the  board  of  directors  of the Holding

     Company   approving   the  sale  and  purchase,
     acknowledging the resignation  of  the relevant  directors  and convening  a  general meeting of the shareholders in order to appoint new directors.



4.3  The Purchaser shall on the Completion Date:



(a)  deliver to the Vendor a banker's draft made payable to the Vendor in an amount of FRF 59,174,040;



(b)  deliver to the Escrow a banker's draft made payable to the Escrow in an amount representing  the  balance  of  the Purchase Price (taking account of the Deposit and of the Supplement),  being FRF 7,490,380,

     to  be held in Escrow under the terms of the Escrow  Agreement  (the

     BALANCE).



     The amounts,  if  any, which may reduce the Purchase Price under the adjustment clause provided  in article 3 above will be deducted from the Balance and repaid by the  Escrow to the Purchaser in accordance with the Escrow Agreement, and the remaining amount will be released concurrently by the Escrow and delivered to the Vendor.



CONDITIONS PRECEDENT



5.1  The sale and purchase of the Shares  is  subject  to  the  condition precedent  of  the receipt by the Purchaser of a letter from the Treasury

Department of the  Ministry  for  the  Economy (DIRECTION DU TR<e'>SOR DU

MINIST<e`>RE DE L'ECONOMIE) indicating that  the  Treasury Department has no objection concerning the acquisition of the Shares  by  the Purchaser,

unless the Treasury Department does not reply within one month  following the filing of the prior notification required by the regulations in force relating to direct foreign investments in France, which lack of reply  is deemed Ministry approval.


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                                                           Page 10


COMIT<e'> D'ENTREPRISE



5.2  The  Vendor  has  assured  that  the  obligation to consult with the

COMIT<e'> D'ENTREPRISE (Staff Representative  Committee)  of  the Holding

Company has been fulfilled.



WAIVER



5.3  The  Vendor  and  the  Purchaser  may in writing waive the condition precedent provided for in article 5.1 above.



LAPSE



5.4  If the condition precedent provided  for in article 5.1 above is not satisfied (or has not been waived) by the Completion Date, at the latest,

this  Agreement  (except  for  articles  13,  14,   17   and   18)  shall

automatically  lapse  and be of no further effect, and the parties  shall have no indemnity (other  than,  if applicable, under the above-mentioned articles).



However, if the condition precedent is not fulfilled by 18 February 1995,

and to the extent that each party  has been diligent in order to complete such condition, the Completion shall  be  postponed to a later date which cannot in any event be later than 18 March  1995  (except by agreement of the parties).  If at this date the condition is still  not  fulfilled  in spite  of  the  efforts  of both parties, the Purchaser shall recover the

Deposit.



5.5.5If Completion takes place  in  accordance  with article 4 above, the parties will be deemed to have waived any condition  precedent  which  is unsatisfied and which has not been expressly waived.

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                                                           Page 11



VENDOR'S GUARANTEES



6.   The  Purchaser,  in  cooperation  with  the Vendor, shall assure the

release  of  the  Vendor  from  all  of  the  Vendor's   Guarantees  upon

Completion.   If  the  case  should  arise,  the Purchaser undertakes  to indemnify  the  Vendor against all losses, damages  or  costs  (including legal costs) relating  to  one  of  the Vendor's Guarantees arising after

Completion.



VENDOR'S OBLIGATIONS



7.1  As of today and until Completion, the Vendor undertakes:



(a)  to manage the Companies en BON P<e`>RE  DE FAMILLE (in a responsible and reasonable manner);



(b)  not to act, and to assure that the Companies  shall  not  act,  in a manner  which  is inconsistent with the provisions of this Agreement or the completion of the obligations contemplated hereunder;



(c)  not to approve or  proceed  with  any  dividend  distribution by the

     Companies;



(d)  to  assure  that no change is made to the STATUTS (by-laws)  of  the

     Companies;



(e)  to assure that no increase in the remuneration paid by the Companies to their employees  or  directors is approved, except for the annual salary increase at the Holding  Company,  which  occurs each year in

     February, and which shall not exceed 2% of the total payroll;



(f)  to  assure  that  no off-balance sheet undertaking is  made  by  the

     Companies.

(g)  to assure that the  Companies  undertake no substantial obligations,

     acquire no substantial assets, conclude no subtantial agreements and make no substantial order of finished  products  for  more  than FRF

     250,000 without the agreement of the Purchaser.



7.2  The  Vendor  shall not, for a period of five years after Completion,

carry  on any activity  or  contemplate  any  business  whose  activities compete with the activities engaged in by the Companies on the Completion

Date.



7.3  The Vendor shall not, for a period of two years following the end of his working  at  the Holding Company, directly or indirectly hire, entice away  or  solicit any  person  who  was  employed  by  the  Companies  in managerial  or skilled work at any time during the twelve months prior to the end of his working at the Holding Company.



7.4  Except as  may  be  required  by  law and in such circumstances only after prior consultation with the Purchaser,  the  Vendor shall not as of today disclose or use to the detriment of the Companies  any trade secret or other confidential information of a technical nature which he holds in relation to the Companies or their affairs.



7.5  Concerning  the balance of the price which might be payable  by  the

Holding Company for  the  acquisition  by  the latter of the Nyhar shares from Ouborg Beheer BV (being NLG 500,000 maximum), it is expressly agreed that the Vendor shall be responsible for paying  half of said balance (by paying the assignee, Ouborg Beheer BV or the Holding  Company,  according to  the  instructions  to  be  given  to  him by the latter).  The Vendor certifies that the Holding Company has effectively  paid to Ouborg Beheer

BV an amount of NLG 1,500,000 for this acquisition.   In  addition, it is

expressly agreed that any Claim of the Purchaser arising from this last representation shall not be subject to article 9.1 (b) below.



7.6  As  of  the  date of this Agreement, the Vendor shall give access to the  Purchaser (and  its  advisors)  to  all  information  and  documents concerning the Companies which the latter may wish to consult.



7.7  The  Vendor  shall  make  his  best  efforts  to  cooperate with the

Companies  in order to attenuate the consequences of the  non-performance by the Companies  of  their  obligations  arising  under certain of their loans.



REPRESENTATIONS AND WARRANTIES



8.1  The Vendor represents and warrants to the Purchaser  in the terms of the Warranties.



8.2  Subject  to  article  9,  the  Vendor  undertakes  to indemnify  the

Purchaser  against all losses, damages or costs (including  legal  costs)

suffered by  the  Purchaser  or the Companies and which result from facts arising from a breach of the Warranties.



8.3  The Purchaser represents  and  warrants  to  the  Vendor that it has obtained all authorizations (administrative, corporate or other) to enter into  and  perform  this  Agreement, except for the conditions  precedent mentioned in article 5.



8.4  The  Vendor  shall renew  all  of  its  Warranties  on  the  day  of

Completion.



LIMITATIONS ON REPRESENTATIONS AND WARRANTIES



9.1  The Vendor shall  not  be  held  for  any  Claim  except  under  the following conditions:

(a)  the  Vendor  must  receive  from  the  Purchaser  a  written  notice containing details of the Claim, as well as the Purchaser's estimate of  the amount of such Claim (to the extent that such estimation  is possible).  Said notification must be made:



     (i)  at  the  latest  following  a  period  of  30  days  after  the expiration  of  the  legal  prescription  which  applies to the subject matter of the Claim, if it arises from one  of  the tax or social security contributions Warranties;  and



     (ii) at the latest on 31 December 1996, if the Claim relates to  any other Warranty;



(b)  the individual amount of each Claim shall be taken into account only if it exceeds FRF 50,000 and the aggregate amount of the Claims must exceed  FRF 1,500,000 (in which case the Vendor shall only be liable for the excess).



9.2  The Vendor  shall  only  be liable for up to 41.66% of the amount of the Claims.  In addition, the aggregate  amount  of  the liability of the

Vendor shall not exceed the amount of the Purchase Price.



9.3  Furthermore,  the  Vendor  shall  be  exempted  under the  following conditions:



(a)  to  the  extent  that  the  matter  giving  rise  to such  Claim  is specifically disclosed in the Schedules hereto;



(b)  to the extent that such matter, specifically disclosed,  is provided or  reserved  for  in  the 1993 Accounts or in the 1993 Consolidated

     Accounts;

9.4  If the Purchaser becomes  aware after the Completion Date of a claim or  a  threat of a claim made by a  third  party  against  the  Companies

(particularly  any  NOTIFICATION  DE  CONTR<o^>LE  FISCAL  (notice of tax inspection)),  and  if  such  claim  or  threat of a claim is capable  of entitling the Purchaser to make a Claim against  the  Vendor (THIRD PARTY

CLAIM):



(a)  the  Purchaser shall give notice of such Third Party  Claim  to  the

     Vendor  as  soon as possible and in any event within fifteen days of the date upon  which the Companies become aware of it. The Purchaser shall assure that  the  Vendor  is  given  access  to all reasonable information and assistance to investigate such Third Party Claim and a  failure  by the Purchaser to respect its obligations  under  this article 9.4 (a) shall exempt the Vendor from liability in respect of the Third Party  Claim, to the extent that such failure prevents the

     Vendor from defending his interests;



(b)  neither the Purchaser  nor the Companies shall make any admission of liability, nor execute or  accept  an  agreement  or  settlement  in respect  of a Third Party Claim, without prior consultation with and prior written consent of the Vendor (which shall not be unreasonably withheld or delayed);



(c)  the Purchaser  shall  undertake  or assure that the Companies engage all steps or proceedings as the Vendor  may  consider reasonable and necessary in order to answer the Third Party Claim  or  to attenuate its  impact  (without  prejudice to being indemnified by the  Vendor against all reasonable costs incurred in this connection).

9.5  Any sum due by the Vendor for a Claim shall be reduced by:



(a)  the amount corresponding  to  any  provision or reserve (including a provision taken into account to calculate the net value of an asset)

     appearing  in  the 1993 Accounts and which  would  turn  out  to  be unnecessary or excessive;



(b)  any  amount  recovered  with  respect  to  any  debt  identified  as irrecoverable in the 1993 Accounts;  and,



(c)  to the extent  that  any  liability is discharged in an amount lower than the amount appearing in  the  1993  Accounts, the amount of the difference;



provided  that  no  amount  shall be taken into account  more  than  once pursuant to this article 9.5.



In addition, the items mentioned  at  points (a), (b) and (c) above shall not be taken into account except to the  extent  (i) that they are of the same nature as those which arise from the Claim in question (for example,

if the Claim arises from a provision on inventory, only another provision on  useless inventory may be taken into consideration),  and  (ii)  after taking  account  of  the percentage of the Purchaser's direct or indirect holding in the Subsidiary concerned.



9.6  If  an  adjustment   under  article  9.5  is  recognized  after  the

indemnification of the Purchaser  by  the Vendor following one or several

Claims, the Purchaser shall immediately  reimburse  to  the  Vendor a sum equivalent  to the amount of the reduction which would have been  applied if this fact had been known at the time of the Claim.

9.7  The Vendor  shall  not  be  liable  for  any  Claim  relating to the taxation of the Companies:




(a)  to the extent that a tax surplus was paid by the Companies  prior to the  Completion  Date, and if such tax surplus is reimbursed to  the

     Companies after the Date of Completion; or



(b)  to the extent that  this  Claim  results  from or is aggravated by a failure of the Companies with respect to the  exercise of a claim, a declaration,  an  option,  an  abandonment of action  or  any  other decision subsequent to the Completion  Date and which has been taken into account for the computation of the  provision  for taxes in the

     1993 Accounts.



9.8  The  Vendor  shall not be liable in respect of a Claim  which  would result from facts (acts or omissions) attributable to the Purchaser or to the Companies after the Completion Date.



9.9  The Vendor cannot  be  held in respect of a Claim which would be the result of a regulation not in  force  at the Completion Date (including a change of administrative practice whose  application  is  retroactive,  a change of references, methods of calculation, or the rates of taxation in effect on the date of this Agreement).



9.10 Nothing  in  this  Agreement  shall  exempt  the  Purchaser  and the

Companies from doing all that will be necessary in order to attenuate the consequences of facts which could give rise to a Claim.



9.11 In  the event that the Companies or the Purchaser should be entitled to be reimbursed,  by a third party, a sum which, moreover, is subject to a Claim, the Purchaser  shall  notify  this  to  the Vendor as quickly as possible  and,  if  requested  by
the  Vendor, the Purchaser  will  make reasonable efforts to attempt to be compensated by the third party before turning against the Vendor, and any subsequent  Claim shall be limited to the portion of the damage which exceeds the amount  recuperated from such third party.



9.12 If the Vendor indemnifies the Purchaser and the  Purchaser,  or  the

Companies,  subsequently recovers from a third party a sum which pertains to such Claim  (including  by  way  of  insurance),  the  Purchaser shall immediately reimburse to the Vendor:



(a)  an  amount  equivalent  to  the  sum paid by such third party  (less costs);  or



(b)  if the amount paid by the third party  is  greater  than  the amount paid  by  the  Vendor  in respect of the Claim, the amount that  the

     Vendor will have paid to the Purchaser.



9.13 The sole remedy of the Purchaser  for  any  breach  of  any  of  the

Warranties  or  any other breach of this Agreement by the Vendor shall be an action for damages in accordance with this article 9 and the Purchaser shall not be entitled to terminate this Agreement.



ENTIRE AGREEMENT



10.  This Agreement  constitutes the entire agreement between the parties in connection with the sale and purchase of the Shares.



MODIFICATIONS



11.  Any modification  of  this Agreement shall be made by the parties in writing and signed by the parties.

ASSIGNMENT



12.  Neither  party shall be  entitled  to  assign  the  benefit  of  any provision whatsoever of this Agreement without the prior written approval

of the other party.   The  Purchaser  may  however  assign its rights and

obligations arising under this Agreement to a subsidiary of the Purchaser or  to  a  bank  in  guarantee  of the financing of this transaction,  it however being understood that the  Purchaser  shall  at  all times remain jointly  and  severally liable with the assignee in respect  of  all  the obligations arising under this Agreement.



COSTS



13.1 Each of the  parties  shall pay its own costs incurred in connection with the negotiation, preparation and implementation of this Agreement.



13.2 The registration fees in  connection  with  this  Agreement shall be paid by the Purchaser.



INVALIDITY



14.  The invalidity or unenforceability of any of the provisions  of this

Agreement shall not have any effect on the other provisions herein.



FURTHER ASSURANCE



15.  The  Vendor  undertakes  to  do  whatever  is necessary, execute any document, for the purpose of giving to the Purchaser  the full benefit of all of the provisions of this Agreement.

NOTICES



16.1 Any notice under this Agreement shall be in writing  and  signed by,

or on behalf of, the party giving it and shall be delivered by registered letter  with  return  receipt  requested  or by personal delivery to  the address  and  to  the attention of the other party,  in  accordance  with article 17.2 (or to  any  other  address or to the attention of any other person  that  should  be  notified,  in  appropriate  cases,  under  this

Agreement).  A notice shall be deemed  to  have been received at the time of signature of the return receipt.



16.2 The addresses of the parties for the purpose  of article 16.1 are as follows:



THE VENDOR:           to  the address contained in the  heading  of  this

                      Agreement



THE PURCHASER:        Conair   Corporation,   1   Cummings   Point  Road,

                      Stamford, CT06904



To the attention of:  Richard A. Margulies, Vice President



GOVERNING LAW AND ARBITRATION



GOVERNING LAW



17.1 This  Agreement  is governed by and shall be construed in accordance with the laws of France.



17.2 With the exception  of  article  3.8  concerning  the Purchase Price adjustment procedure, all disputes shall be settled under  the  Rules  of

Arbitration  of  the  International Chamber of Commerce in Paris by three arbitrators appointed in  accordance  with  those rules.  The arbitration shall take place in Geneva and be conducted in  the French language.  The decision of the
arbitrators shall be final and binding  upon  the parties

who  shall  not  contest,  or  appeal,  against  it.   The  costs  of the

arbitration  proceedings shall be borne by the parties in the proportions determined by the arbitrators.



SCHEDULES



18.1 All documents  and information appearing in any one of the schedules hereto shall be deemed to appear in any other relevant schedule.



18.2 It  is  agreed that  the  schedules  hereto  can  be  initialed  for identification  by  Mr.  John Kilroy, M. Philippe Jambrun, Ms. Val<e'>rie

Masset-Branche, Ms. Katia Ch<e'>ron on behalf of the Purchaser and by Mr.

Philippe B<e'>rard, Ms. Isabelle MacElhone, Mr. Arnaud P<e'>r<e`>s or Ms.

Sophie Rey on behalf of the Vendor.



Done in Paris, in three original counterparts



On 22 January 1995

_______________________      _______________________

for CONAIR                   Mr. Jean-Pierre Feldblum

Mr. Leandro P. Rizzuto

                               SCHEDULE A



                THE HOLDING COMPANY AND THE SUBSIDIARIES



I.   DETAILS OF THE HOLDING COMPANY



1.   NAME:                         BABYLISS S.A.

2.   DATE OF INCORPORATION:        20 February 1961

3.   PLACE OF INCORPORATION:       Paris

4.   TYPE OF COMPANY:              SOCI<e'>T<e'> ANONYME

5.   REGISTERED NUMBER:            B 612 021 923

6.   REGISTERED OFFICE:            29 rue de Bagneux,
                                   92120 Montrouge

7.   DIRECTORS:                    Jean-Pierre Feldblum
                                   Josette Perron
                                   Cristal S.A. (represented
                                   by Alfred Robert Simon)

8.   CORPORATE CAPITAL:            FRF 2,229,000

9.   SHAREHOLDERS:                 Cristal S.A.
                                   Jean-Pierre Feldblum

10.  END OF FISCAL YEAR:           31 December

11.  STATUTORY AUDITORS:           Auditors: Almeras Albert,
                                             Loeper Pierre
                                   Deputies: Cabinet Dauge et
                                             Associ<e'>s

12.  TAX RESIDENCE:                France

II.  DETAILS OF SUBSIDIARIES


1.   NAME:                         SOFAC S.A.

2.   DATE OF INCORPORATION:        2 August 1988

3.   PLACE OF INCORPORATION:       Valenciennes

4.   TYPE OF COMPANY:              SOCI<e'>T<e'> ANONYME

5.   REGISTERED NUMBER:            B 347 595 480

6.   REGISTERED OFFICE:            ZI 2 de Valenciennes
                                   A<e'>roport
                                   rue Louis Dacquin
                                   59220 Rouvignies

7.   DIRECTORS:                    Henri Smal
                                   FACO (represented by
                                   Olivier Smal)
                                   Babyliss S.A. (represented
                                   by Josette Perron)
                                   Jean-Pierre Feldblum

8.   CORPORATE CAPITAL:            FRF 2,000,000

9.   SHAREHOLDERS:                 Babyliss S.A.

10.  END OF FISCAL YEAR:           31 December

11.  STATUTORY AUDITORS:           Auditors: Albert Almeras
                                   Deputies: Yves Laflaqui<e`>re

12.  TAX RESIDENCE:                France

1.   NAME:                         BABYLISS ESPANA S.A.

2.   DATE OF INCORPORATION:        26 January 1990

3.   PLACE OF INCORPORATION:       Madrid

4.   TYPE OF COMPANY:              SOCI<e'>T<e'> ANONYME

5.   REGISTERED NUMBER:            A-7935 2662

6.   REGISTERED OFFICE:            Calle Argumosano, 24
                                   Madrid

7.   DIRECTORS:                    Carmelo Atienza de la Guerra
                                   Maria de la Cruz Atienza dela Guerra
                                   J.P. Feldblum
                                   Josette Perron

8.   CORPORATE CAPITAL:            PTS 20,000,000

9.   SHAREHOLDERS:                 Babyliss S.A. (represented
                                   by J.P. Feldblum)
                                   Maria de la Cruz Atienza de
                                   la Guerra
                                   Clemente Atienza Garcia
                                   Carmelo Atienza de la Guerra

10.  END OF FISCAL YEAR:           31 December

11.  STATUTORY AUDITORS:           none

12.  TAX RESIDENCE:                Spain

1.   NAME:                         NYHAR B.V.

2.   DATE OF INCORPORATION:        17 May 1982

3.   PLACE OF INCORPORATION:       The Netherlands

4.   TYPE OF COMPANY:              B.V.

5.   REGISTERED NUMBER:            53823 BREDA

6.   REGISTERED OFFICE:            Baronielaan 1
                                   4818 PA Breda

7.   DIRECTORS:                    A.C. Ouborg

8.   CORPORATE CAPITAL:            DFL 50,000

9.   SHAREHOLDERS:                 Ouborg Beheer B.V.
                                   Babyliss S.A.

10.  END OF FISCAL YEAR:           31 December

11.  STATUTORY AUDITORS:           M.J. de Geus C.P.A.
                                   Ebben Slaats de Jonge
                                   Heuvel 21
                                   4901 KB Oosterhout

12.  TAX RESIDENCE:                The Netherlands

1.   NAME:                         FACO S.A.

2.   DATE OF INCORPORATION:        6 December 1972

3.   PLACE OF INCORPORATION:       Li<e`>ge, Belgium

4.   TYPE OF COMPANY:              SOCI<e'>T<e'> ANONYME

5.   REGISTERED NUMBER:            116.914 Li<e`>ge

6.   REGISTERED OFFICE:            25 avenue de l'Ind<e'>pendance
                                   B-4020 Li<e`>ge-Wandre

7.   DIRECTORS:                    J.P. Feldblum
                                   Olivier Smal
                                   Henri Smal
                                   Josette Perron

8.   CORPORATE CAPITAL:            FB 25,000,000

9.   SHAREHOLDERS:                 Babyliss S.A.
                                   bearer shares

10.  END OF FISCAL YEAR:           31 December

11.  STATUTORY AUDITORS:           SCC Ernst & Young
                                   (Mr. Kowalski)
                                   91 rue Jean D'Outremeuse
                                   4020 Li<e`>ge

12.  TAX RESIDENCE:                Belgium

1.   NAME:                         BABYLISS (UK) LIMITED

2.   DATE OF INCORPORATION:        17 September 1973

3.   PLACE OF INCORPORATION:       England

4.   TYPE OF COMPANY:              Limited Liability Company

5.   REGISTERED NUMBER:            1134488

6.   REGISTERED OFFICE:            Prospect Place
                                   Mill Lane GI34 2QB

7.   DIRECTORS:                    J.A. Broom
                                   J.P. Feldblum

8.   COMPANY SECRETARY:            Anthony Mann

9.   CORPORATE CAPITAL:            <pound-sterling> 80,000

10.  SHAREHOLDERS:                 Babyliss S.A.
                                   J.A. Broom

11.  END OF FISCAL YEAR:           31 December

12.  STATUTORY AUDITORS:           Sheen, Stickland
                                   4 High Street
                                   Alton GI34 1BU

13.  TAX RESIDENCE:                England

1.   NAME:                         BABYLISS DEUTSCHLAND GMBH

2.   DATE OF INCORPORATION:        2 March 1988

3.   PLACE OF INCORPORATION:       Germany

4.   TYPE OF COMPANY:              GmbH

5.   REGISTERED NUMBER:            HR B 22808

6.   REGISTERED OFFICE:            Eichsfelchr. Str. 23
                                   40595 D<u">sseldorf


7.   JOINT MANAGERS:               Dieter Paul
                                   J.P. Feldblum

8.   CORPORATE CAPITAL:            DM 600,000

9.   PARTNERS:                     Babyliss S.A.
                                   Dieter Paul

10.  END OF FISCAL YEAR:           31 December

11.  STATUTORY AUDITORS:           Mr. B<u">hler,
                                   SteverBeratungsb<u">ro    Helnecke   &
                                   B<u">hler GmbH

12.  TAX RESIDENCE:                Germany

1.   NAME:                         CONTINENTAL PRODUCTS S.A.

2.   DATE OF INCORPORATION:        31 May 1991

3.   PLACE OF INCORPORATION:       Valenciennes, France

4.   TYPE OF COMPANY:              SOCI<e'>T<e'> ANONYME

5.   REGISTERED NUMBER:            B 382 012 482 (91 B 185)

6.   REGISTERED OFFICE:            ZI de Prouvy-Rouvignies
                                   Rue Louis Dacquin
                                   59220 Rouvignies

7.   DIRECTORS:                    H. Smal
                                   J.P. Feldblum
                                   Conair  Corp.  (represented  by   L.P.
                                   Rizzuto)
                                   R. Margulies

8.   SUBSCRIBED CAPITAL:           FRF 500,000

9.   SHAREHOLDERS:                 Sofac S.A.
                                   Conair Corp.
                                   R. Margulies
                                   J.P. Feldblum
                                   H. Smal
                                   J. Smal
                                   O. Smal
                                   J. Perron

10.  END OF FISCAL YEAR:           31 December

11.  STATUTORY AUDITORS:           BDA, 185 avenue Charles de Gaulle
                                   92200 Neuilly-sur-Seine

12.  TAX RESIDENCE:                France

                         SCHEDULE B



              Reference Consolidated Net Income





The  Reference  Consolidated  Net  Income  of the Holding Company and its

Subsidiaries for 1994 shall be established by reference to the Accounting

Principles, applied by the Company in a constant  manner  from one fiscal year to the other by the Holding Company.



The Reference Consolidated Net Income is composed of:



1.   the   net   income   after  taking  into  account  financial  items,

extraordinary  items, tax, the  mandatory  employee  share  participation

scheme and minority  interests.   The  list of revenues and non-recurring

costs (whether exceptional or not) is set out in Schedule B1.



Furthermore,  for  the  purposes  of  the calculation  of  the  Reference

Consolidated Net Income:



2.   the provision in the amount of FF. 1,200,000 (before tax effect) set out in Schedule B1, representing the depreciation of a leasehold interest shall be taken into account only in the amount of FF. 400,000 (before tax effect),  equalling the amount of provision  already  made  in  the  1993

Accounts.



3.   The extraordinary  profits  other  than those set out in Schedule B1 shall not be taken into account (nor the corresponding tax charges).



4.   A  net  bonus  of  FF. 500,000 payable to  Madame  Perron  for  1994 together  with  the  corresponding  social  charges  and  tax  deductions relating thereto shall be taken into account.

5.   75% of Nyhar shall  be  included  in the consolidation for the whole year of 1994.



6.   Harny and its scandinavian subsidiaries shall not be included in the consolidation.



7.   Any partial or total amortization of  the  acquisition  differential

(goodwill) of FACO, if any, shall be subject to contra-entry.

                         SCHEDULE B1


              Reference Consolidated Net Income


                 NON-RECURRENT COSTS IN 1994


BABYLISS S.A.                                KFRF

Incentive fees                                100
DGCCRF fine                                    77
Fees computer investment                      133
Other commissions paid                        500
Sponsoring JL Desforges                        50
Transport on purchases                        196
Orly-Valenciennes moving                       44
Salaries                                      926
Leasehold interest depreciation             1.200
Harny loss                                    454
Other extraordinary (net) costs               172
TOTAL                                       3.852


BABYLISS DEUTSCHLAND GMBH        KDEM        KFRF

Moving                            112         381
TOTAL                             112         381


SOFAC S.A.                                   KFRF

Salaries                                       67
Extraordinary costs                           126
TOTAL                                         193


BABYLISS (U.K.) LTD              KGBM        KFRF

Dispute                            10          83
TOTAL                              10          83


FACO S.A.                        KBEC        KFRF

Pension plan                    2.073         344
TOTAL                           2.073         344


TOTAL COMPANIES                             4.853

                         SCHEDULE C



             The Representations and Warranties





The  Warranties contained in this Schedule are subject to the limitations stated in article 9.



THE COMPANY AND THE WARRANTED SHARES



1.1

(a)  All  of  the  Warranted Shares are fully paid and, on the Completion

     Date,  shall  be   free   from   all  security  interests,  options,

     D<e'>MEMBREMENT  (life  interest,  usufruct,   remainder),   claims,

     restrictions  of  any  nature  whatsoever  or  any other third party rights and shall be transferred with all the rights attached thereto at that date.



     No right of pre-emption nor any other right of any nature whatsoever in  connection  with the Warranted Shares shall be  exercised  which

     could obstruct Completion.   With  the  exception of the pre-emption

     right in the by-laws of the Subsidiaries,  there  is  no pre-emption right  on  the Warranted Shares.  As from the Completion  Date,  the

     Purchaser shall  have  the  right  to  exercise or collect any right attached to the Warranted Shares, including  and without limitation,

     the  right to receive all dividends, all distributions  or  proceeds declared, paid or made by the Companies.



(b)  The Vendor  undertakes  that  any right of pre-emption in connection with the Shares shall, if appropriate,  be  made  the  subject of an irrevocable waiver.



(c)  The Vendor has the power and legal capacity to sign and perform this

     Agreement.

(d)  The  signature  and  performance  by  the  Vendor of his obligations hereunder:



       (i)     shall not constitute a breach of any  clause whatsoever of the Companies' corporate documents;  or



       (ii)    shall not constitute a breach or default  with  regard  to any  document  to which the Vendor or a Company is a party or by virtue of  which  the  Vendor  or  the Companies are bound;  or



       (iii)   shall   not   constitute   a  breach  of  a  judicial   or

               administrative decision or of  a  rule  applicable  to the

               Companies.



(e)  The  Vendor  shall  have  on  the  Completion  Date  full and entire ownership of 9,287 shares of the Holding Company.



(f)  The Companies were duly constituted and the information  in  respect of the Companies set out in Schedule A is true and accurate.



(g)  The Companies do not hold any interest in any other businesses  than those  appearing in Appendix 1.1 (g) and other than Cook Service and

     Quality (30%).



FINANCIAL MATTERS



THE ACCOUNTS



2.1(a) The  1993   Accounts  and  the  1993  Consolidated  Accounts  were

       established in  accordance with the Accounting Principles and they truly reflect the  financial position of the Companies, given that the Holding Company  and  its  statutory  auditors  decided not to amortize  the goodwill of Faco in an amount of

       FRF 2,587,000.  It is however  stipulated that if the Purchaser establishes that this goodwill should have been amortized in order to comply with the Accounting Principles, he may  bring  a  Claim  in application of Article  8  above.  In addition, it is expressly agreed that any Claim of the Purchaser in this regard  shall not be subject to article 9.1(b) above and therefore if this Claim  should  prevail,

       it shall be indemnified franc for franc.



(b)    The  1994 Consolidated Accounts shall be established in accordance with the  Accounting  Principles,  and  shall  truly  reflect  the financial  position  of the Companies, while taking account of the remark mentioned at paragraph 2.1(a) above concerning Faco.



(c)    The  unaudited  interim   accounts  which  were  provided  to  the

       Purchaser were established  in  good  faith  and the Vendor has no reason to believe that they were not accurate on the date at which they were established.



POSITION SINCE 31 DECEMBER 1993



2.2

(a)    Since 31 December 1993, and except for Continental  Products S.A.,

       there  has  been  no  material  adverse change in the patrimonial,

       financial or trading position of  the  Companies  and  during this period the activities of the Companies have been carried  on in an ordinary business manner.  Since 31 December 1993, there has  been no  material  adverse change in the prospects of the Companies, it being stipulated  that  the  Vendor  does not make any Warranty in this respect for the period as of the date hereof.

(b)    Since  31  December  1993,  and except as  disclosed  in  Appendix

       2.2(b):



       (i)     no contract, liability  or  commitment at long term, or of an unusual nature, has been entered  into by the Companies for an amount in excess of FRF 2,000,000;



       (ii)    the  Companies  have not purchased, sold  or  promised  to purchase or to sell  any asset having a value in excess of

               FRF 500,000;



       (iii)   no debtor of the Companies has been released from its debt against payment of an amount inferior to the book value of the debt, and no amount  receivable  by  the  Companies in excess  of  FRF  300,000  has  been  deferred for payment,

               subordinated  or  been  subject  to  a  total  or  partial provision;



       (iv)    the  Companies  have  not  repaid any borrowing  or  other indebtedness in advance of its maturity.



       (v)     the Companies have not declared  or  paid  any dividend or proceeded  with any distribution of any nature  whatsoever to their shareholders, or proceeded with any reimbursement or repurchase of their own shares;



       (vi)    the Companies have not waived any material right under any

               contract  which   must   figure  in  a  Schedule  to  this

               Agreement;



       (vii)   the Companies have not modified  their  accounting methods or practices, nor their amortization policies or rates;

       (viii)  the Companies have not modified their commercial  policies in a material manner;



       (ix)    the Companies have not granted loans or advances to any of their  shareholders,  managers,  employees or consultants,

               other than in the normal course of business;



       (x)     with  the  exception  of  Harny,  Nyhar   and  Sofac,  the

               Companies  have  not  acquired  nor have they disposed  of assets other than in the normal course of business;



       (xi)    with the exception of intervening  transactions concerning

               Harny,  Nyhar  and  Sofac,  there  is  no  change  to  the

               corporate   or   shareholding  structure  concerning   the

               Companies.



ACCOUNTING AND OTHER RECORDS



2.3

(a)    The statutory books are complete  and  accurate,  books of account and  other  records  of  the  Companies are up-todate and  are  in compliance with all applicable laws and the Accounting Principles.



(b)    The records and accounting systems  (including  computer software)

       are  not dependent upon equipment which are not the  property,  or not under  the  control  of,  the  Companies,  and  the  data  and information  concerning  the  Companies  are  recorded,  archived,

       maintained, and operated directly by the Companies.



(c)    The  Companies  hold  all  the  licenses  necessary to operate the software  which  they  use  and do not share any  user  rights  in respect of such software with any third person.

ACCOUNTS RECEIVABLE-INDEBTEDNESS



ACCOUNTS RECEIVABLE OF THE COMPANIES



3.1

(a)    The  Companies  have  no  accounts  receivable  other  than  those incurred in the normal course of business.



(b)    Subject  to  possible  provisions  made  in  compliance  with  the

       Accounting Principles, client accounts receivable appearing in the

       1993 Accounts and those  recorded  since  31 December 1993 are, on the  date  hereof, reasonably considered to be  recoverable  in  a global amount corresponding to their net book value.



DEBTS OWED BY THE COMPANIES



3.2

(a)    On 16 December  1994, the Companies have no debts other than loans as at 16 December 1994,  details of which are included in Appendix

       3.2(a);  since 16 December  1994 and until the date of the present

       Agreement, none of the Companies  has  agreed  any new significant indebtedness other than in the ordinary course of business, except for that which appears in Appendix 3.2 (a).



(b)    The  Companies have received no requests for repayment  concerning their  debts  which  are  payable  on  demand,  or any request for advance repayment of their term debts and, since 31 December 1993,

       have  not  proceeded with the advance repayment of  any  important loans except  for  the  repayment  of  the  shareholder's  advance granted to the Holding Company and an amount borrowed by SOFAC.

(c)  On  16  December  1994, the Companies have undertaken no obligations off the balance sheet except those presented in Appendix.



REGULATORY MATTERS



LICENSES



4.

(a)    The  Companies  have  obtained  all  licenses  and  authorizations required for carrying on their businesses.



(b)    The Companies comply  with  their  principal obligations under the licenses and authorizations referred to in paragraph(a).



(c)    The  Companies  have  always  complied with  applicable  laws  and regulations  in  force, including  those  relating  to  trade  and competition.



THE COMPANIES' ASSETS



OWNERSHIP



5.1

(a)    For the purposes of  this  paragraph 5.1, the term ASSET shall not include the Property, to which  the  provisions  of  paragraph  12 below  shall  apply,  but  includes  all  the  other real property mentioned  in Appendix 5.1 (a).  Although the property  titles  to the real property  of the Holding Company on the rue de Lourmel in

       Paris, as well as the  property  titles  to  the  real property of

       SOFAC in Valenciennes, could not be included in Appendix  5.1 (a),

       the  Vendor  warrants  that  the  Companies concerned are the full owners  of  such property.  The Vendor  and  the  Purchaser  shall cooperate
       to  assure  that  these  Companies obtain their property

       titles as soon as possible.



(b)    Except as set out in Appendix 5.1(b),  all  the assets included in the 1993 Accounts, or acquired since 31 December  1993 (other than goods  sold  in  the  ordinary course of business), are  the  full

       property of the Companies.   These  assets  are not subject to any

       security  interest,  D<e'>MEMBREMENT  (life  interest,   usufruct,

       remainder),   lease  agreement,  finance  lease,  title  retention

       provision, payment  on  deferred  terms  or  any agreement to that effect except for:



       (i)     leasing agreements or finance leases for  a unitary amount of  less  than FRF 200,000 per annum or FRF 4,000,000  per annum for the aggregate of such agreements;



       (ii)    title retention  provisions  concerning goods  supplied to the Companies in the ordinary course of business;



       (iii)   security  interests appearing in  the  1993  Accounts  and liens arising by operation of law;



       (iv)    assigned client accounts receivable for which the assignee

               (e.g. factoring  agent)  has  available  means of recourse against the assignor.



(c)    The  inventory of the Companies is valued in accordance  with  the

       Accounting  Principles at its cost price or at its probable market value, if lower.

POSSESSION AND FACILITIES BELONGING TO THIRD PARTIES



5.2

(a)    All of the assets  owned  by  the  Companies,  or  for  which  the

       Companies have a right of use, are in the possession, or under the control, of the Companies.



(b)    Where  any  asset  is  used,  but  not  owned, by a Company or any facilities or services are provided to the  Company  by  any third party, the Company has not received notice of early termination of the agreements relating thereto.



FIXED ASSETS



5.3  Each  fixed  asset  included  in  the  Accounts  or  acquired by the

     Companies  since  the  Accounting Date (other than assets  presently sold during the normal course of business) is held in full ownership by the Companies and is  free  from any third party rights.  All the factories and equipment (including  fixed  installations),  vehicles and  office  equipment  (the  individual  value of which exceeds FRF

     100,000)  used  by  the Companies of their activities  are  in  good working order and well  maintained  taking  length  of  service into account, have been regularly serviced, are fully operational and are capable  of  being properly used for their activities, and  none  of these assets is,  to  the  knowledge  of  the  Vendor,  dangerous or obsolete.



INSURANCE



5.4

(a)    Appendix 5.4(a) contains a copy of the insurance policies  in  the names of the Companies.  Such insurance policies are in effect.

(b)    No significant claim exists under these insurance policies.



INTELLECTUAL PROPERTY RIGHTS



REGISTERED RIGHTS



6.1    Appendix  6.1  contains a list of all Intellectual Property Rights registered (or for which  registration  has  been requested) in France or

abroad and which are owned or used by the Companies.   The  Companies are

the sole legal owners of such Intellectual Property Rights.   Such rights

are  not  subject  to  any  security  interest.   There  exists  no other

significant Intellectual Property Rights of the Companies.



INFRINGEMENT



6.2    As  far  as the Vendor is aware, and except for matters listed  in

Appendix 6.2, the  Companies  are not infringing third party Intellectual

Property Rights or using in an  illicit  manner  confidential information disclosed to the Companies (or to the Vendor).  Likewise,  as  far as the

Vendor  is  aware,  no  third  party  is  infringing  on any Intellectual

Property Rights of the Companies.



CONTRACTUAL MATTERS



IMPORTANT CONTRACTS



7.1    Other than as set out in Appendix 7.1, there exists  no  important agreement:



(a)    for  which the acquisition of the Shares by the Purchaser and  the performance of the terms of this Agreement would be capable of:

       (i)     relieving   the   other  party  from  its  obligations  or

               entitling him to exercise any right of termination;  or



       (ii)    putting the Companies  in  breach  under such agreement or causing them to give up a right or increasing one of their obligations;



(b)    which  was  entered  into  otherwise  than  under   normal  market

       conditions  (including, without limitation, in respect  of  shared facilities);



(c)    which confers any right upon a third party to require the issuance of any shares, debentures or other securities of the Companies now or at any time in the future;



(d)    under which the  Companies  have  guaranteed the performance of an obligation by any third party.



There exists no shareholders agreement to which one of the Companies is a party other than those relating to Faco (Mr.  Smal),  Babyliss  U.K. (Mr.

Broom),  Nyhar  B.V.  (Mr. Ouborg) and  Babyliss  Deutschland  GmbH (Mr.

Dieter);



Except  for the agreement concluded with Dickson concerning China,  there exist no  licensing, manufacturing or joint venture agreements other than those appearing in the appendices to this Agreement.



There exist  no  written  agreements  with  clients  and  suppliers.  The

commissions,   discounts  and  other  renumerations,  if  any,  involving shipments of products made by suppliers since the 1st January 1995 belong to the Purchaser.

CONTRACTS WITH DIRECTORS



7.2    Other than as set out in Appendix 7.2, the agreements coming under articles 101 ET  SEQ.  of  the French law on commercial companies (or the

equivalent  legislation  in  other   jurisdictions)   were  concluded  in

accordance  with the provisions of the aforesaid articles  (or  with  the applicable provisions of foreign legislation).



NON-PERFORMANCE



7.3    The Vendor  has  no  knowledge  of any material defaults under any agreements to which the Companies are a  party,  whether by the Companies or by the other party or parties thereto, whether existent or potential.



STATE OF ECONOMIC DEPENDANCE



7.4    Other  than  as set out in Appendix 7.4, the  Companies  have  not completed more than 10%  of  their  sales or purchases with any one party during  each of the preceding two financial  years  (ending  31  December

1994).



LITIGATION



8.     Other than as set out in Appendix 8, the Companies are not a party to  (or  otherwise  implicated  in)  any  pending  judicial  proceedings,

arbitration   or  administrative  proceedings.  The  Companies  have  not received notice  that  such  proceedings  are  envisaged,  nor  that  any administrative  inquiry is in progress or imminent, and the Vendor is not aware of threats  of  such proceedings or investigations.  At the present time, the Companies are not subject to any outstanding judicial, arbitral or governmental decision whatsoever.

ENVIRONMENT



9.   The  Companies are  in  compliance  with  the  laws  or  regulations relating to  the  environment,  hygiene, health or safety.  The Companies have taken all useful steps to prevent  any  damage  to  the  environment which could give rise to a third party claim, render any land used by the

Companies or any of their sites unusable or capable of being subject to a decontamination order or similar procedure.



DIRECTORS AND EMPLOYEES



EMPLOYEES



10.1   Appendix 10 includes:



(a)    a list of all employees of the Companies, showing the remuneration and other benefits;



(b)    a  statement of all the agreements between the Companies  and  the trade unions or other bodies representing the employees;



(c)    copies  of  the  employment  contracts  of  all  employees  of the

       Companies whose annual salary exceeds FRF 250,000.



PRIOR NOTICE



10.2   There  exist  no  written  or  unwritten  employment  contract (or contract for services) which cannot be terminated by the Companies with a prior  notice  of three months or less, with the exception of executives,

for whom the prior notice is six months.

COMPLIANCE



10.3   The Companies  have with regard to each of their employees (and so far as relevant with regard  to  each of their former employees) complied with  the  essential  provisions  of  the  law,  regulations,  collective agreements and judicial decisions concerning  their working conditions or

the  relations  between  the  Companies  and  their  employees   or   any

representative  trade  union.  With the exception of Laurence Bros, whose dismissal  is  in  progress,  all  of  the  employees  of  the  Companies

effectively work for  said  Companies;   the latter pay no amounts having

the characteristics of salary to persons who  do  not really work for the

Companies.



INCENTIVE SCHEMES



10.4   Other  than as set out in Appendix 10.4, the  Companies  have  not adopted any share  incentive  scheme,  share  option  or  profit  sharing scheme,  share  sale or purchase scheme, bonus or commission arrangements for their executives  or employees, except for rules concerning mandatory employee (incentive scheme under French law).



RETIREMENT



10.5   Appendix 10.5 contains  information  on  the  cases  in  which the

Companies  have  undertaken  to  provide retirement or other pensions  to their current or former employees.



PAYMENTS ON TERMINATION



10.6   The Companies have not incurred  any  liability for the breach of,

or arising from the termination of, any employment  or  service contract,

except to the extent that such should appear in the 1993  Accounts  or in

Appendix 10.6.

INSOLVENCY PROCEEDINGS



11.    The  Companies  have  not  been  placed  under  the  control of an

ADMINISTRATEUR JUDICIAIRE (receiver).  The Companies are not subject to a

R<e`>GLEMENT AMIABLE (compromise with creditors), REDRESSEMENT JUDICIAIRE

(administrative order), LIQUIDATION JUDICIAIRE (judicial liquidation)  or any other similar procedure.



REAL PROPERTY



12.

(a)    The  Holding  Company  holds  legal  title  or  a  valid  right of occupation to the Property (as described in Appendix 12(a)),  free from all mortgages or other rights in favour of third parties.



(b)    The  occupation  and use of the Property by the Holding Company is

       in conformity with all PLANS D'URBANISME (zoning laws).



(c)    The Property of the  Holding  Company  has  not  been  subject  to measures forbidding its occupation.



(d)    The   Holding  Company  has  obtained  all  the  building  permits necessary for works completed on the Property.



(e)    No administrative authority has ordered that works be completed on the Property.



(f)    To the  Vendor's  knowledge,  there  is no provision or regulation which  would prevent the Holding Company  from  disposing  of  the

       Property.



(g)    The Holding  Company has not received notice that it has failed to observe an essential  clause  of  the finance lease concerning the

       Property.

The preceding warranties are, to the Vendor's  knowledge, also applicable to  the  other  real  properties  used  by the Holding  Company  and  the

Subsidiaries.



TAXATION - SOCIAL SECURITY



13.    The Companies have fulfilled their obligations to file tax returns and  social security declarations and have  paid  all  taxes  and  social security charges within the regulatory time limits.



BANKING POWERS



14.    A complete list of persons authorized to sign on the bank accounts of the Companies is set out in Appendix 14.



SUBSIDIES



15.    The  Companies  have  not received any grants or governmental aids other than those set out in Appendix 15.



PRODUCTS LIABILITY



16.

(a)    The Companies have not  manufactured, sold or supplied products or provided  services  which  are  substantially  non-compliant  with applicable  laws,  rules and standards,  which  are  defective  or dangerous and which  are insufficiently covered by civil liability insurance.



(b)    The Companies have not  received  any  notice  or warning that the

       Companies  are in violation of the laws, regulations  or  relevant standards with regard to consumer protection.

(c)    The Companies  are  not  under  the  obligation, and have not been required during these last three years,  to  recall one or several of their products from their clients or ultimate consumers and, to the  Vendor's  knowledge,  no  such recall is foreseeable  at  the present time, except for in the  United  Kingdom (i) the recall of products  from Boots Plc in 1994, (ii) approximately  1,500  salon

       hairdryers,   and   in   Germany,  a  recall  of  a  hair  clipper

       manufactured by Conair, because of a motor noise problem.



VENDOR INTERESTS



17.    The Vendor does not hold, directly or indirectly, any shareholding or  any  interest  of any nature whatsoever  in  a  business  competitor,

distributor, commercial  agent  or  client  of the Companies.  The Vendor does not possess, either directly or indirectly,  any  asset  used by the

Companies in the running of their businesses.



The  Vendor  can  exercise no claim of any nature whatsoever against  the

Companies, and the  Companies  are not indebted to the Vendor, except for debts which could result from the  normal  exercise  by the Vendor of his activities and functions.



To  the  Vendor's  knowledge,  the  above  representations  are   equally

applicable  to  his descendants, the Management of Babyliss S.A. and  its directors.



REPRESENTATIONS AND WARRANTIES



18.    For the purposes  of  this acquisition taken as a whole, the above

Warranties contain no material inaccuracy or omission.

                         SCHEDULE D





                     Vendor's Guarantees

                         SCHEDULE E





  Copy of the 1993 Accounts, the 1993 Consolidated Accounts



       and the Interim Accounts ending September 1994



c:\AN06\PJ\C009.CON